 As filed with the Securities and Exchange Commission on March 13, 2015

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

______________________________

DIversified Restaurant Holdings, Inc.

(Exact name of registrant as specified in its charter)

______________________________

Nevada (State or other jurisdiction of incorporation or organization)	03-0606420 (I.R.S. Employer Identification No.)

27680 Franklin Road
Southfield, Michigan 48034
Telephone: (248) 223-9160

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

______________________________

T. Michael Ansley

President and CEO

27680 Franklin Road
Southfield, Michigan 48034
Telephone: (248) 223-9160

(Name, address, including zip code, and telephone number, including area code, of agent for service)

______________________________

With copies to:

Michael T. Raymond

Dickinson Wright PLLC

2600 W. Big Beaver Road, Suite 300

Troy, Michigan 48084

Telephone: (248) 433-7200

______________________________

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

______________________________

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per unit (1)(2)	Proposed maximum aggregate offering price (1)(2)	Amount of registration fee(3)
Primary Offering(3)
Common Stock, $0.0001 par value
Preferred Stock, par value $0.0001
Warrants
Rights
Debt Securities
Units
Total for Primary Offering(4)	$125,000,000		$125,000,000	$14,525
Secondary Offering
Common Stock (5)	1,500,000	$4.69(6)	$7,035,000	$ 817.47
Total Registration Fee			$132,035,000	$15,342.47

(1)

Pursuant to Rule 457(i) under the Securities Act of 1933, as amended, or the Securities Act, with respect to the primary offering, there are being registered hereunder such indeterminate number of (i) shares of common stock and preferred stock, (ii) warrants and rights to purchase any of the securities that are being registered under this Registration Statement, (iii) debt securities and (iv) units of the foregoing as may be sold by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed $125,000,000.  The securities registered also include such indeterminate number of shares of common stock, shares of preferred stock, warrants, rights or debt securities as may be issued upon conversion of, exchange for, exercise of, or pursuant to the provisions (including anti-dilution provisions) of any such securities as may be offered pursuant to this Registration Statement.  No separate consideration will be received for any securities issued upon conversion or exchange.  In addition, up to 1,500,000 shares of common stock may be sold from time to time pursuant to this Registration Statement by the selling shareholders included herein.  This Registration Statement also covers any additional securities issuable upon share splits, share dividends or similar transactions pursuant to Rule 416 of the Securities Act.

(2)

The proposed maximum per unit and aggregate offering prices per class of securities with respect to the primary offering will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act with respect to the primary offering.
(4)

Any securities registered hereunder with respect to the primary offering may be sold separately or as units with other securities registered hereunder. The proposed maximum offering price per unit will be determined by us in connection with the issuance of the securities. In no event will the aggregate offering price of all securities issued by the registrant from time to time pursuant to this Registration Statement exceed $125,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies.

(5)	These shares are being registered on behalf of selling shareholders for resale.
(6)

Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and computed pursuant to 457(c) under the Securities Act based on the average of the high and low prices of the registrant’s common stock on NASDAQ Capital Market on March 5, 2015.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED March 13, 2015

PROSPECTUS

$125,000,000

Common Stock, Preferred Stock, Warrants, Rights, Debt Securities and Units

Offered by Diversified Restaurant Holdings, Inc.

and

1,500,000 Shares of Common Stock Offered by Selling Shareholders

______________________________

We may offer and sell common stock, preferred stock, warrants, rights, debt securities and units from time to time in one or more offerings up to a total dollar amount of $125,000,000 on terms to be determined at the time of sale.  Also, the selling shareholders identified in this prospectus may, from time to time, offer and sell up to 1,500,000 shares of common stock.  See “Selling Shareholders.”  We will not receive any of the proceeds from the shares of common stock sold by the selling shareholders.  We will provide the specific terms of these securities in supplements to this prospectus.  You should carefully read this prospectus and any supplement before you invest.

We and the selling shareholders may sell the securities directly or through one or more underwriters, dealers or agents.  See “Plan of Distribution.”  The names of any underwriters, dealers or agents will be included in a supplement to this prospectus, along with any applicable fee, commission or discount arrangement.

Our common stock is listed on the NASDAQ Capital Market under the symbol “BAGR.” On March 5, 2015, the last reported sales price of our common stock on the NASDAQ Capital Market was $4.74 per share.

Investing in our securities involves risks. For a discussion of certain risks that should be carefully considered by prospective investors, see “Risk Factors” beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is

TABLE OF CONTENTS

Page

ABOUT THIS PROSPECTUS	1
WHERE YOU CAN FIND MORE INFORMATION	2
OUR COMPANY	3
RISK FACTORS	3
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	3
SELLING SHAREHOLDERS	4
USE OF PROCEEDS	5
DESCRIPTION OF CAPITAL STOCK	6
DESCRIPTION OF WARRANTS	8
DESCRIPTION OF RIGHTS	9
DESCRIPTION OF DEBT SECURITIES	10
DESCRIPTION OF UNITS	12
PLAN OF DISTRIBUTION	13
LEGAL MATTERS	16
EXPERTS	16

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, we may from time to time offer and/or sell common stock, preferred stock, warrants and rights to purchase common stock, preferred stock, debt securities and other securities that may be offered under this prospectus, and units of any of the foregoing, separately or together, and such indeterminable number of shares of common stock, shares of preferred stock, warrants, rights or debt securities as may be issued upon conversion of, exchange for, exercise of, or pursuant to the provisions (including anti-dilution provisions) of any such securities, in one or more offerings, up to a total dollar amount of $125,000,000.  Each time we sell securities with this prospectus, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering including, among other things, the number of securities to be sold and the price.  The prospectus supplement may also add to, update or change information in this prospectus.  You should read carefully this prospectus, any prospectus supplement, and the additional information described below before making an investment in our shares.

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or the securities offered by this prospectus, you should refer to that registration statement, including the exhibits filed with the registration statement and the information incorporated by reference into the registration statement, which you can obtain from the SEC as described below under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement.  We and the selling shareholders have not authorized anyone to provide you with any different information.  This prospectus may only be used where it is legal to sell these securities.  You should not assume that the information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference, is accurate as of any date other than the date of such document or earlier dates as specified therein, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security.

As used in this prospectus, the terms “DRH,” “we,” “our,” “ours” and “us” refer to Diversified Restaurant Holdings, Inc. and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of these documents at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. Requests for copies should be directed to the SEC’s Public Reference Section, Judiciary Plaza, 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov.

The SEC allows us to “incorporate by reference” certain information we have filed with them, which means we can disclose important information to you by referring you to those documents. The following documents, which were previously filed with the SEC pursuant to the Exchange Act, are hereby incorporated by reference in this prospectus, excluding any disclosures therein that are furnished and not filed:

●	our Annual Report on Form 10-K for the year ended December 28, 2014; and

●	our Current Report on Form 8-K filed with the SEC on January 20, 2015.

In addition, all reports and other documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement on Form S-3 of which this prospectus is a part and prior to the termination of the offering of the securities described in this prospectus shall be deemed to be incorporated by reference into this prospectus and shall be a part hereof from the respective dates of filing such reports and documents (other than any portions of any such documents that are deemed furnished under applicable SEC rules rather than filed and exhibits furnished in connection with such items).

Statements contained in documents that we subsequently file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus (including information in previously filed documents that were incorporated by reference into this prospectus) to the extent the new information differs from or is inconsistent with the old information.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the document that was filed later.

Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to the registration statement or the documents incorporated by reference in this prospectus, each such statement being qualified in all respects by such reference.

Each person, including any beneficial owner to whom a prospectus is delivered, may receive a copy of any of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or calling Diversified Restaurant Holdings, Inc., Attn: David Burke, at 27680 Franklin Road, Southfield, Michigan 48034, or (248) 223-9160 or by contacting the SEC as described above. Our filings are also available on our website, www.diversifiedresturantholdings.com. Information contained in or linked to our website is not a part of this prospectus.

OUR COMPANY

DRH is a fast-growing restaurant company operating two complementary concepts: Bagger Dave’s Burger Tavern ® (“Bagger Dave’s”) and Buffalo Wild Wings ® Grill & Bar (“BWW”). As the creator, developer, and operator of Bagger Dave’s and as one of the largest franchisees of BWW, we provide a unique guest experience in a casual and inviting environment. We were incorporated in 2006 and are headquartered in the Detroit metropolitan area. As of March 13, 2015, we had 68 locations in Florida, Illinois, Indiana, and Michigan.

DRH originated the Bagger Dave’s concept with our first restaurant opening in January 2008 in Berkley, Michigan. Currently, there are 26 Bagger Dave’s, 17 in Michigan and nine in Indiana. The Company expects to operate between 47 and 51 Bagger Dave’s locations by the end of 2017.

DRH is also one of the largest BWW franchisees and currently operates 42 DRH-owned BWW restaurants (19 in Michigan, 14 in Florida, four in Illinois, and five in Indiana), including the nation’s largest BWW, based on square footage, in downtown Detroit, Michigan. We remain on track to fulfill our area development agreement (“ADA”) with Buffalo Wild Wings International, Inc. (“BWLD”) and expect to operate 52 DRH-owned BWW restaurants by the end of 2017, exclusive of potential additional BWW restaurant acquisitions.

Our corporate offices are located at 27680 Franklin Road, Southfield, Michigan 48034. Our telephone number is (248) 223-9160. Our web site is www.diversifiedrestaurantholdings.com. The information on our website does not constitute part of this prospectus or the documents incorporated herein by reference.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties and all other information contained or incorporated by reference in this prospectus, including the risks and uncertainties discussed under “Risk Factors” in our most recent Annual Report on Form 10-K and all other documents incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information included in the applicable prospectus supplement.  The occurrence of any of these risks could materially and adversely affect our business, financial condition, results of operations or cash flows. In any such case, the trading price of our common stock could decline, and you could lose all, or a part, of your investment.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and each prospectus supplement includes and incorporates by reference “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act.  All statements, other than statements of historical facts, contained or incorporated by reference into this prospectus or any prospectus supplement regarding our strategy, future operations, financial position, future revenues and earnings, projected expenses, prospects and plans and objectives of management are forward-looking statements.  The words “anticipate,” “goal,” “seek,” “project,” “strategy,” “future,” “likely,” “may,” “should,” “will,” “believe,” “estimate,” “expect,” “plan,” “intend” and similar expressions and references to future periods, as they relate to us, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.  Forward-looking statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions. We are not able to predict all factors that may affect future results. We cannot assure you that any of our expectations will be realized.  There are a number of important factors that may cause actual results to differ materially from those contemplated by such forward-looking statements.  These important factors include, without limitation, our ability to locate and start up new restaurants; acceptance of our restaurant concepts in new market places; and the cost of food and other raw materials, the factors described under the heading “Risk Factors” of this prospectus, the factors we identify in the documents we incorporate by reference in this prospectus and any prospectus supplement, as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement.

All forward-looking statements speak only as of the date made. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements above. Except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

SELLING SHAREHOLDERS

The common stock registered on behalf of the selling shareholders (the “selling shareholders”) in the registration statement of which this prospectus is a part consists of the following:

●

150,000 shares of common stock that were issued to Mark C. Ansley, our Director of Operations, on September 25, 2006, in connection with our founding.  At the time of our founding, Mark C. Ansley contributed his interest in our predecessor entity to the Company in exchange for the shares. Mark C. Ansley is the brother of T. Michael Ansley, our President, Chief Executive Officer and Chairman of the Board of Directors.

●

500,000 shares of common stock that were issued to Thomas D. Ansley, on September 25, 2006, in connection with our founding.  At the time of our founding, Thomas D. Ansley contributed his interest in our predecessor entity to the Company in exchange for the shares. Thomas D. Ansley served as a construction manager for the Company from 2011-2014 and is the father of T. Michael Ansley, our President, Chief Executive Officer and Chairman of the Board of Directors.

●

500,000 shares of common stock that were issued to T. Michael Ansley, our President, Chief Executive Officer and Chairman of the Board of Directors, on December 31, 2006, in connection with our founding.  At the time of our founding, T. Michael Ansley contributed his interest in our predecessor entity to the Company in exchange for the shares.

●

150,000 shares of common stock that were issued to Jason T. Curtis, our Chief Operations Officer, on September 25, 2006, in connection with our founding.  At the time of our founding, Mr. Curtis contributed his interest in our predecessor entity to the Company in exchange for the shares.

●	100,000 shares of common stock that were issued to David Ligotti, a member of our Board of Directors, on November 30, 2006 in a private placement.
●	100,000 shares of common stock that were issued to Gregory J. Stevens, a member of our Board of Directors, on November 30, 2006 in a private placement.

The following table sets forth certain information regarding the beneficial ownership of shares of our common stock, as of March 6, 2015, by the selling shareholders.  The information in the table below is based upon information provided to us by the selling shareholders.  The selling shareholders may sell all, some or none of their shares registered pursuant to the registration statement of which this prospectus is a part. See “Plan of Distribution.” Unless otherwise noted, the person identified possesses sole voting and investment power with respect to the shares set forth below.

			Ownership After Offering(1)
Name	Number of Shares Beneficially Owned	Number of Shares that May Be Sold	Number Shares	Percent
Mark C. Anlsey	590,000	150,000	440,000	1.7%
Thomas D. Ansley	1,081,800	500,000	581,800	2.2%
T. Michael Ansley	11,136,255(2)	500,000	10,636,255	40.5%
Jason T. Curtis	877,438	150,000	727,438	2.8%
David Ligotti	259,160(3)	100,000	159,160	0.6%
Gregory J. Stevens	286,977(4)	100,000	186,977	0.7%

________________________

(1)

The ownership percentage is based on 26,187,199 shares of common stock outstanding as of March 6, 2015 plus the number of shares that the selling shareholders have the right to acquire within 60 days of March 6, 2015, and assumes the sale of all of the shares offered by the selling shareholders pursuant to this prospectus and the sale of no shares by us.

(2)

This includes 11,097,255 shares owned directly by Mr. Ansley, 9,000 shares indirectly owned as custodian for his children’s UGMA accounts (the beneficial ownership of which he disclaims) and options exercisable within 60 days of March 6, 2015 to purchase 30,000 shares at an exercise price of $2.50 per share.

(3)	This includes 229,160 shares owned directly by Mr. Ligotti and options exercisable within 60 days of March 6, 2015 to purchase 30,000 shares at an exercise price of $2.50 per share.
(4)	This includes 256,977 shares owned directly by Mr. Stevens and options exercisable within 60 days of March 6, 2015 to purchase 30,000 shares at an exercise price of $2.50 per share.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities by us for general corporate purposes, which may include working capital and acquisitions.

We will not receive any of the proceeds from the sale of shares of common stock by the selling shareholders.

DESCRIPTION OF CAPITAL STOCK

The following discussion is a summary of the terms of our capital stock, our Articles and Bylaws and certain applicable provisions of Nevada law. Copies of our Articles and Bylaws are exhibits to the registration statement of which this prospectus is a part.

General

We are authorized to issue 110,000,000 shares of capital stock consisting of 100,000,000 shares of $0.0001 par value common stock and 10,000,000 shares of $0.0001 par value preferred stock.

Common Stock

General. We have 100,000,000 authorized shares of common stock, par value $0.0001 per share, 26,187,199 of which are issued and outstanding as of March 6, 2015. All shares of common stock currently outstanding are validly issued, fully paid and non-assessable, and all shares which are the subject of this prospectus, when issued and paid for pursuant to this offering, will be validly issued, fully paid and non-assessable.

Voting Rights. Each share of our common stock entitles the holder thereof to one vote, either in person or by proxy, at meetings of stockholders. Our Board is elected annually at each annual meeting of the stockholders.

Dividend Policy. All shares of common stock are entitled to participate ratably in dividends when, as and if declared by our Board out of the funds legally available therefor. Any such dividends may be paid in cash, property or additional shares of common stock. We have not paid any dividends since our inception and presently anticipate that all earnings, if any, will be retained for development of our business and that no dividends on the shares of common stock will be declared in the foreseeable future. Any future dividends will be subject to the discretion of our Board and will depend upon, among other things, future earnings, our operating and financial condition, our capital requirements, general business conditions and other pertinent facts. There can be no assurance that any dividends on the common stock will ever be paid.

Miscellaneous Rights and Provisions. Holders of common stock have no preemptive or other subscriptions rights, conversion rights, redemption or sinking fund provisions. In the event of the liquidation or dissolution, whether voluntary or involuntary, of DRH, each share of common stock is entitled to share ratably in any assets available for distribution to holders of our equity after satisfaction of all liabilities.

Preferred Stock

Our Board is authorized under our Articles to provide for the issuance of 10,000,000 shares of preferred stock, par value $0.0001 per share, by resolution or resolutions for the issuance of such stock and, by filing a certificate of designations under Nevada law, to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the stockholders. Any shares of preferred stock so issued are likely to have priority over our common stock with respect to dividend or liquidation rights. No preferred shares are issued or outstanding as of the date of this prospectus. The authority of the Board with respect to the preferred stock shall include, but not be limited to, setting or changing the following:

1. the annual dividend rate, if any, on shares of preferred stock, the times of payment and the date from which dividends shall be accumulated, if dividends are to be cumulative;

2. whether the shares of preferred stock shall be redeemable and, if so, the redemption price and the terms and conditions of such redemption;

3. the obligation, if any, of DRH to redeem shares of preferred stock pursuant to a sinking fund;

4. whether shares of preferred stock shall be convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

5. whether the shares of preferred stock shall have voting rights, in addition to the voting rights provided by law, and, if so, the extent of such voting rights;

6. the rights of the shares of preferred stock in the event of voluntary or involuntary liquidation, dissolution or winding-up of DRH; and

7. any other relative rights, powers, preferences, qualifications, limitations or restrictions thereof relating to the preferred stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, the Board could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board does not at present intend to seek stockholder approval prior to any issuance of currently authorized preferred stock, unless otherwise required by law.

Public Market for our Common Stock

Our common stock is listed on the NASDAQ Capital Market under the symbol “BAGR.”

Stockholders of our Common Shares

As of March 6, 2015, we had 457 holders of record of our outstanding shares of common stock.

Anti-takeover Provisions

Our Bylaws provide that we are not subject to Nevada Revised Statutes Sections 78.378 to 78.3793, which generally place certain limitations on acquisitions by or combinations with controlling stockholders.

Articles of Incorporation and Amended and Restated Bylaws Provisions

Provisions of our Articles and Bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our Articles and Bylaws:

●	provide that the authorized number of directors may be changed only by resolution of the Board;

●

provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

●

provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, and also specify requirements as to the form and content of a stockholder’s notice;

●

do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose);

●

authorize the Board, acting by majority vote, to amend portions of the Bylaws adopted by the stockholders, except to the extent the stockholders have specified portions of the Bylaws that cannot be amended by the Board;

●

provide that special meetings of our stockholders may be called only by the chairman of the Board, our CEO, the Board pursuant to a resolution adopted by a majority of the total number of authorized directors or holders of shares entitled to cast not less than 25.0% of the votes at the meeting; and

●	authorize our Board to issue, without further action by the stockholders, up to 10,000,000 shares of preferred stock and to determine the preferences, rights, and powers of such shares.

Transfer agent and registrar

The transfer agent and registrar for our common stock is Computershare Ltd., 250 Royal Street, Canton, Massachusetts 02021.

DESCRIPTION OF WARRANTS

We may issue warrants independently or together with other securities and may attach warrants to any offered securities.  Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent.  You should refer to the provisions of the warrant agreement that will be filed with the SEC in connection with an offering of warrants for the complete terms of the warrant agreement.

The relevant prospectus supplement will describe the terms of any warrants offered.  Those terms may include:

●	the aggregate number of the warrants offered and the offering price;

●	the securities or other rights for which the warrants are exercisable;

●	the amount of securities purchasable upon exercise of each warrant and the price at which the securities may be purchased upon such exercise;

●	the events or conditions under which the amount or price of securities may be subject to adjustment;

●	the designation and terms of securities with which the warrants are issued and the number of warrants issued with each such security;

●	the date, if any, on and after which the warrants and any securities issued with the warrants will be separately transferable;

●	the date on which the right to exercise such warrants will commence and the date on which such right will expire;

●	the redemption or call provisions, if any, applicable to the warrants;

●	the minimum or maximum amount of the warrants that may be exercised at any one time;

●	the circumstances, if any, that will cause the warrants to be deemed to be automatically exercised;

●	the identity of the warrant agent, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Prior to the exercise of any warrants, holders of such warrants will not have any rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends or the right to vote such underlying securities.

Prospective purchasers of warrants should be aware that federal income tax, accounting and other considerations may be applicable to instruments such as warrants. The relevant prospectus supplement will describe such considerations, to the extent they are material, as they apply generally to purchasers of such warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our common stock or other securities registered in the this offering. We may issue these rights independently or together with any other offered security.  The specific terms of any rights will be described in a rights certificate and may also be subject to a rights agreement.  You should refer to the provisions of the rights certificate and any rights agreement that is filed with the SEC in connection with an offering of the rights for the complete terms.

The applicable prospectus supplement will describe the specific terms of any rights offering.  These terms may include:

●	the title of the rights;

●	the securities for which the rights are exercisable;

●	the exercise price for the rights;

●	the number of rights issued;

●	the extent to which the rights are transferable;

●	a discussion of the material U.S. federal or income tax considerations applicable to the issuance or exercise of the rights;

●	the record date to determine who is entitled to the rights and the distribution date;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire;

●	the extent to which the offering includes an over-subscription privilege with respect to unsubscribed securities;

●	the material terms of any standby underwriting arrangement we enter into in connection with the offering; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

DESCRIPTION OF DEBT SECURITIES

We may offer secured or unsecured debt securities which may be senior or subordinated, and which may be convertible or exchangeable. We will issue the debt securities under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. We will issue senior debt securities under a senior indenture and subordinated debt securities under a subordinated indenture. Together, the senior indenture and the subordinated indenture are called indentures in this description. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.

The following description sets forth selected general terms and provisions of the applicable indenture and debt securities to which any prospectus supplement may relate. Other specific terms of the applicable indenture and debt securities will be described in the applicable prospectus supplement. If any particular terms of the indenture or debt securities described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. The summary of selected provisions of the indentures and the debt securities appearing below is not complete and is subject to, and qualified entirely by reference to, all of the provisions of the applicable indenture and certificates evidencing the applicable debt securities. You should carefully review the applicable indenture and the certificate evidencing the applicable debt security that is filed as an exhibit to the registration statement that includes the prospectus for additional information. In this description of the debt securities, the words “we,” “us” or “our” refer only Diversified Restaurant Holdings, Inc. and not to any of our subsidiaries, unless we expressly state or the context otherwise requires.

General

The aggregate principal amount of debt securities that may be issued under the indentures is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

•	the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount;

•	whether the debt securities will be secured or unsecured;

•	whether the debt securities will be senior or subordinated;

•	any applicable subordination provisions for any subordinated debt securities;

•	the maturity date(s) or method for determining same;

•	the interest rate(s) or the method for determining same;

•

the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest shall be payable in cash or additional securities;

•	whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;

•	redemption or early repayment provisions;

•	authorized denominations;

•	if other than the principal amount, the principal amount of debt securities payable upon acceleration;

•	place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon us may be made;

•	whether such debt securities will be issued in whole or in part in the form of one or more global securities and the date as which the securities are dated if other than the date of original issuance;

•	amount of discount or premium, if any, with which such debt securities will be issued;

•	any covenants applicable to the particular debt securities being issued;

•	any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

•	the time period within which, the manner in which and the terms and conditions upon which the holders of the debt securities or we can select the payment currency;

•	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	any restriction or conditions on the transferability of the debt securities;

•	provisions granting special rights to holders of the debt securities upon occurrence of specified events;

•	additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

•	additions or changes to the provisions for the defeasance of the debt securities or to provisions related to satisfaction and discharge of the applicable indenture;

•

provisions relating to the modification of the indentures both with and without the consent of holders of debt securities issued under the indentures and the execution of supplemental indentures for such series; and

•

any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the Trust Indenture Act of 1939 (the “TIA”), but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the applicable indenture.

We will describe in the applicable prospectus supplement any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked.

U.S. federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of US$2,000 and any integral multiples in excess thereof. Subject to the limitations provided in the applicable indenture and in applicable the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

The indentures and the debt securities shall be construed in accordance with and governed by the laws of the State of Michigan.

DESCRIPTION OF UNITS

We may issue units to purchase one or more of the securities referenced herein.  The prospectus supplement relating to units will describe the terms of any units we issue, including as applicable:

•	the designation and terms of the units and the securities included in the units;

•	any provision for the issuance, payment, settlement, transfer or exchange of the units;

•	the date, if any, on and after which the units may be transferable separately;

•	whether we will apply to have the units traded on a securities exchange or securities quotation system;

•	any material United States federal income tax consequences; and

•	how, for United States federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

PLAN OF DISTRIBUTION

We and the selling shareholders may sell securities directly to purchasers or indirectly through underwriters, broker-dealers or agents.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

Sales may be effected from time to time by one or more of the following methods permitted pursuant to applicable law, without limitation:

●

block trades (which may involve crosses) in which a broker or dealer will be engaged to attempt to sell securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	direct sales to purchasers;
●	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account;
●	an over-the-counter distribution;
●	ordinary brokerage transactions and transactions in which the broker solicits purchases;
●	privately negotiated transactions;
●	bidding or auction process;
●	closing out of short sales;
●	satisfying delivery obligations relating to the writing of options on the securities, whether or not the options are listed on an options exchange;
●	one or more underwritten offerings on a firm commitment or best efforts basis;
●	any combination of any of these methods; or
●	any other method permitted pursuant to applicable law.

In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 or Rule 144A under the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus.

We and/or the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the offered shares and deliver these shares to close out short positions or loan or pledge the underlying shares to broker-dealers that in turn may sell these shares.

The selling shareholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions, provided that the short sale is made after the registration statement is declared effective.

The selling shareholders may pledge or grant a security interest in some or all of the shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus.  The selling shareholders also may transfer or donate the shares of common stock in other circumstances, in which case the transferees, donees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The prospectus supplement relating to the securities will set forth the terms of the offering of such securities, including the name or names of any underwriters, brokers, dealers or agents, the name or names of any managing underwriter or underwriters, the purchase price of the securities and the net proceeds to us and/or the selling shareholders, as applicable, from such sale, any delayed delivery arrangements, any underwriting discounts and commissions and other items constituting underwriters’ compensation, any public offering price, any discounts or concessions allowed or reallowed or paid to dealers, any commissions paid to agents and any securities exchange or market on which the securities may be listed.

If we use underwriters in the sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

In connection with the sale of the securities, underwriters may receive compensation in the form of discounts, concessions, or commissions from us, the selling shareholders or the purchasers. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The selling shareholders and any underwriters, broker-dealers and agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act.  Any discounts allowed or commissions paid, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act.  Any person who may be deemed to be an underwriter will be identified, and the compensation received from us or the selling stockholder will be described, in the prospectus supplement.  In no event will the aggregate value of compensation received or to be received by Financial Industry Regulatory Authority (“FINRA”) members or independent broker-dealers exceed 8% for the sale of securities registered hereunder.  If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121 (or any successor rule).

The selling shareholders and any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act and applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. We have informed the selling shareholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to its sales in the market. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the securities sold for their account may be reclaimed by the syndicate if those securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

We and the selling shareholders may sell securities directly to one or more purchasers without using underwriters or agents.  We may also make direct sales through subscription rights distributed to our shareholders on a pro rata basis, which may or may not be transferable.  In any distribution of subscription rights to shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities.

The securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws.  In addition, in certain states, the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

All securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase the securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each such contract will be for an amount not less than, and the aggregate principal amount of securities sold pursuant to such contracts will be neither less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom such contracts, when authorized, may be made include savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to our approval.  The obligations of any purchaser under any such contract will be subject to the conditions that:

●	the purchase of the securities may not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such purchaser is subject; and

●	if the securities are being sold to underwriters, we must have sold to such underwriters the total principal amount of such securities less the principal amount thereof covered by such contracts.

Underwriters and agents may be entitled to indemnification by us or the selling shareholders against some civil liabilities, including liabilities under the Securities Act, or to contributions with respect to payments which the underwriters or agents may be required to make relating to these liabilities. Underwriters and agents may be customers of, engage in transactions with, or perform services for us or the selling shareholders in the ordinary course of business.

There can be no assurance that we or the selling shareholders will sell any or all of the securities registered pursuant to the registration statement of which this prospectus is a part.

Each selling stockholder has represented to us that at the time of receipt of its shares and at the time of filing the registration statement with the SEC, such selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute the shares.

The selling stockholder will pay all underwriting discounts and selling commissions, if any, associated with the sale of its shares.  We and the selling shareholders have agreed to bear all expenses incurred pursuant to this registration statement (excluding attorneys’ fees and disbursements) on a pro rata basis based on the number of shares offered by each party in the registration.  We and the selling shareholders are each responsible for our own attorneys’ fees and disbursements.  We have agreed to indemnify the selling shareholders and the selling shareholders has agreed to indemnify us against some specified liabilities, including some that may arise under the Securities Act.

LEGAL MATTERS

Dickinson Wright PLLC will issue an opinion on the validity of the securities offered by this prospectus.  If the securities are distributed in an underwritten offering, certain legal matters may be opined upon by counsel identified in the applicable prospectus supplement.

EXPERTS

The financial statements as of December 28, 2014 and December 29, 2013 and for each of the three fiscal years in the period ended December 28, 2014 and management’s assessment of the effectiveness of internal control over financial reporting as of December 28, 2014 incorporated by reference in this prospectus have been so incorporated in reliance upon the reports of BDO USA, LLP, an independent registered public accounting firm, and incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

$125,000,000

Common Stock, Preferred Stock, Warrants, Rights, Debt Securities and Units

Offered by Diversified Restaurant Holdings, Inc.

and

1,500,000 Shares of Common Stock

 Offered by Selling Shareholders

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth various expenses in connection with the sale and distribution of the securities being registered, other than the underwriting discounts and commissions. All amounts shown are estimates except the SEC’s registration fee.

SEC Registration Fee	$15,342.47
NASDAQ Listing Fees	*
Legal Fees and Expenses	*
Accountants’ Fees and Expenses	*
Transfer and Disbursement Agent Fees	*
Blue Sky Fees and Expenses	*
Miscellaneous	*
Total	*

* These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 78.138 of the Nevada Revised Statutes (“NRS”) provides that, except as otherwise provided in NRS 35.230, 90.660, 91.250, 452.200, 452.270, 668.045 and 694A.030, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that: (a) The director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer; and (b) The breach of those duties involved intentional misconduct, fraud or a knowing violation of law. Section 78.138 further provides that the Articles or an amendment thereto may provide for greater individual liability. Our Articles do not contain any provision that would expand the individual liability of our officers and directors beyond that prescribed by Section 78.138.

Pursuant to our Bylaws, we shall indemnify each person who is or was a director, officer, team member, or agent of ours (including the heirs, executors, administrators or estate of such person) or is or was serving at our request of the Company as a director, officer, team member, or agent of another corporation, partnership, joint venture, trust or other enterprise to the full extent permitted under the NRS or any successor law or laws.

Section 78.7502(1) of the NRS permits a corporation to indemnify any director, officer, employee or agent of the corporation who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation), against expenses, judgments, fines, settlements, and other amounts incurred in connection with the proceeding so long as that person (a) is not liable for a breach of duty of good faith or loyalty to the corporation pursuant to NRS Section 78.138; or (b) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

Section 78.7502(2) of the NRS permits indemnification against expenses actually and reasonably incurred in connection with the defense or settlement of an action by or in the right of the corporation to obtain a judgment in its favor, provided that a corporation may not provide indemnification for any: (a) claim, issue or matter for which the person has been found liable to the corporation; or (b) amounts paid in settlement to the corporation, unless the court determines that the person is fairly and reasonably entitled to indemnity for the expenses.

Further, Section 78.7502(3) of the NRS provides that a corporation must indemnify directors, officers, employees and agents against expenses actually and reasonably incurred to the extent the person was successful on the merits in defending a proceeding under Section 78.7502(1) or (2).

Section 78.751 of the NRS provides that determination of discretionary indemnification must be made by (a) the stockholders; (b) the Board by a majority vote of a quorum consisting of directors who are not parties to the action, suit or proceeding; (c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Section 78.752 of the NRS provides that a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against the person and liability and expenses incurred by the person in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify such a person against such liability and expenses.

The other financial arrangements made by the corporation may include the following: (a) the creation of a trust fund; (b) the establishment of a program of self-insurance; (c) the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation; and (d) the establishment of a letter of credit, guaranty or surety. These financial arrangements may not provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

At present, there is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

We have an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

ITEM 16. EXHIBITS.

The exhibits listed in the Exhibit Index immediately preceding the exhibits are filed as part of this registration statement on Form S-3.

ITEM 17. UNDERTAKINGS.

(a)     The undersigned registrant hereby undertakes:

     (1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B,

(A)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to the effective date; or

(ii)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a registration statement on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on March 13, 2015.

Diversified Restaurant Holdings, Inc.
By:	/s/ T. Michael Ansley
T. Michael Ansley President, Chief Executive Officer, Director, and Chairman of the Board of Directors

Each person whose signature appears below hereby constitutes and appoints T. Michael Ansley his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ T. Michael Ansley	President, Chief Executive Officer,	March 13, 2015
T. Michael Ansley	Director, and Chairman of the Board of Directors

/s/ David G. Burke	Chief Financial Officer, Director, and	March 13, 2015
David G. Burke	Treasurer

/s/ Jay Alan Dusenberry	Director	March 13, 2015
Jay Alan Dusenberry

/s/ Philip Friedman	Director	March 13, 2015
Philip Friedman

/s/ David Ligotti	Director	March 13, 2015
David Ligotti

/s/ Joseph M. Nowicki	Director	March 13, 2015
Joseph M. Nowicki

/s/ Gregory J. Stevens	Director	March 13, 2015
Gregory J. Stevens

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.1	Form of Underwriting Agreement**
3.1	Certificate of Incorporation (filed as an exhibit to the Company’s registration statement on Form SB-2 (SEC File Number 333-145316), as filed on August 10, 2007, and incorporated herein by reference)
3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 of our Form 8-K filed August 29, 2012)
3.3	First Amendment to Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 of our Form 8-K filed October 31, 2012)
4.1	Specimen Stock Certificate (filed as an exhibit to the Company’s registration statement on Form SB-2 (SEC File Number 333-145316), as filed on August 10, 2007, and incorporated herein by reference)
4.2	Specimen Preferred Stock Certificate**
4.3	Form of Certificate of Designation of Preferred Stock**
4.4	Form of Warrant Agreement including Form of Warrant Certificate**
4.5	Form of Rights Agreement, including Form of Rights Certificate**
4.5	Form of Debt Security**
4.6	Form of Unit Agreement, including Form of Unit Certificate**
5.1	Opinion of Dickinson Wright PLLC*
23.1	Consent of Dickinson Wright PLLC (included in Exhibit 5.1)*
23.2	Consent of BDO USA LLP*
24.1	Power of Attorney (included on the signature page hereto)

*	Filed herewith.
**

To be filed by amendment, as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, or as otherwise required by regulation of the Securities and Exchange Commission, and incorporated by reference herein.